Exhibit 99.2

News Release

Newmont Responds to Barrick Press Release

04/28/2014

DENVER—(BUSINESS WIRE)—In response to the most recent press release issued by Barrick Gold Corporation (NYSE: ABX) (TSX: ABX), Newmont Mining Corporation (NYSE: NEM) confirms that the two companies had settled a preliminary draft summary of indicative terms for discussion purposes. Newmont did not renege and strongly disagrees with Barrick’s characterization of events that followed. As previously disclosed, discussions with the Co-Chairman of Barrick on certain fundamental strategic and structural issues proved to be unproductive and agreement could not be reached.

About Newmont

Founded in 1921 and publicly traded since 1925, Newmont is a leading producer of gold and copper. Headquartered in Colorado, the Company has approximately 30,000 employees and contractors, with the majority working at managed operations in the United States, Australia, New Zealand, Peru, Indonesia and Ghana. Newmont is the only gold company listed in the S&P 500 index and in 2007 became the first gold company selected to be part of the Dow Jones Sustainability World Index. Newmont is an industry leader in value creation, supported by its leading technical, environmental, and health and safety performance.

Cautionary Statement Regarding Forward Looking Statements, Including Outlook:

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements may include, without limitation: (i) estimates of future production and sales; (ii) estimates of future costs applicable to sales and All-in sustaining costs; (iii) estimates of future consolidated and attributable capital expenditures; (iv) plans and expectations to reduce costs and expenditures; (v) expectations regarding the development, growth and exploration potential of the Company’s projects; and (vi) expectations regarding the timing and/or likelihood of closing the term loan. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans, including without limitation receipt of export approvals; (iii) political developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar to the U.S. dollar, as well as other the exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper and oil; (vi) prices for key supplies being approximately consistent with current levels; and (vii) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the “forward-looking statements”. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks, community relations, conflict resolution and outcome of projects or oppositions and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2013 Annual Report on Form 10-K, filed on February 21, 2014, with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Source: Newmont Mining Corporation

Newmont Mining Corporation

Media Contact

Omar Jabara, 303-837-5114

omar.jabara@newmont.com

or

Investor Contact

Kirsten Benefiel, 303-837-6117

kirsten.benefiel@newmont.com